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                                                                     EXHIBIT 2.8

                               SECOND AMENDMENT

                                      TO

                         AGREEMENT AND PLAN OF MERGER

     This Second Amendment (the "Second Amendment") dated as of July 23, 1999 to the Agreement and Plan of Merger dated as of September 2, 1998, as amended by the First Amendment dated as of March 25, 1999 (as amended by the First Amendment, the "Merger Agreement") by and among Horseshoe Gaming, L.L.C., a Delaware limited liability company ("Parent"), Horseshoe Gaming (Midwest), Inc., a Delaware corporation ("Horseshoe"), Empress Acquisition Illinois, Inc., a Delaware corporation ("Empress Illinois"), Empress Acquisition Indiana, Inc., a Delaware corporation ("Empress Indiana"), Empress Entertainment, Inc., a Delaware corporation ("Empress"), Empress Casino Joliet Corporation, an Illinois corporation ("Empress Joliet"), and Empress Casino Hammond Corporation, an Indiana corporation ("Empress Hammond"), is entered into by and among Parent, Horseshoe, Empress Illinois, Empress Indiana, Empress, Empress Joliet and Empress Hammond.

                                   RECITALS
                                   --------

     A. The parties have heretofore entered into the Merger Agreement, which provides, among other things, for the merger of Empress Illinois with and into Empress Joliet, and the merger of Empress Indiana with and into Empress Hammond. All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

     B. Parent, Horseshoe, Empress Illinois and Empress Indiana (collectively the "Buyers") and Empress, Empress Joliet and Empress Hammond (collectively, the "Sellers") wish to enter into this Second Amendment to amend certain provisions of the Merger Agreement.
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                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Status of Merger Agreement. Except as set forth herein, the Merger Agreement and each of the exhibits and schedules (as updated) thereto shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Second Amendment.

     2.   Amendments to the Merger Agreement.

          (a) Section 1.02. Section 1.02(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

          "(a) at the offices of D'Ancona & Pflaum LLC, 111 East Wacker Drive, Suite 2800, Chicago, Illinois 60601 on such date as is determined in accordance with Section 9.01 and upon the satisfaction or waiver of the conditions set forth in Articles VII and VIII of this Agreement; or"

          (b) Schedule 1.07. Schedule 1.07 to the Merger Agreement is hereby deleted in its entirety and replaced with Schedule 1.07-A attached hereto.

          (c) Section 6.03. A third sentence is added to Section 6.03 as follows:

               "The Buyers acknowledge and approve the amendment of agreements relating to the Hammond Commitments and new agreements entered into by Empress Hammond in fulfillment of the Hammond Commitments. The Buyers agree to be bound by the terms of such amended and new agreements, which are identified on Schedule 2.28-A attached hereto."

          (d) Section 7.08. A new Section 7.08 is added to the Merger Agreement to read in its entirety as follows:

               "Section 7.08. Approval of Consulting Agreement. In connection with the approvals of the Illinois Gaming Board and the Indiana Gaming Commission necessary to consummate the transactions contemplated by this Agreement, the

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          Illinois Gaming Board and the Indiana Gaming Commission shall not have disapproved the Consulting Agreement by and between Parent and Empress. The Buyers agree not to institute any legal action against the Sellers for a failure to waive the condition set forth in the foregoing sentence."

          (e) Section 9.01. Section 9.01 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

               "The closing of the transactions contemplated by this Agreement shall take place on December 1, 1999; provided, however, that at any time prior thereto upon receipt of all necessary regulatory approvals the Buyers may give the Sellers written notice that the Buyers are prepared to close, and the Closing shall occur within three (3) business days after the receipt of such notice by the Sellers."

          (f) Section 10.01. Section 10.01(h) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

               "(h) Without notice or any action by any party hereto, this Agreement shall terminate automatically if the Closing has not occurred on or prior to December 1, 1999."

          (g)  Section 15.07. The name and address for Sellers' counsel in
Section 15.07 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

               "D'Ancona & Pflaum LLC
               111 East Wacker Drive, Suite 2800
               Chicago, Illinois 60601
               Attention: Joel D. Rubin, Esq.
               Telecopy:(312) 602-3000"

     3. Representations and Warranties of Buyers. Buyers represent and warrant that:

          (a) Prior to May 31, 1999, the Buyers or their Affiliates completed an offering of debt securities in the principal amount of $600 million pursuant to Rule 144A under the Securities Act of 1933, as amended, and there is no default or event of default under the Indenture and the other agreements executed pursuant thereto by the Buyers or their Affiliates relating to the offering and

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issuance of such securities.

          (b) The Buyers or their Affiliates have consistently maintained a substantial portion of the funds raised pursuant to the securities offering described above in escrow to be used to complete the transactions contemplated by the Merger Agreement, and, since the date of the closing of that securities offering, the monthly balance sheets of Buyers provided to Sellers within thirty
(30) days after the end of each calendar month with a certification by the Chief Financial Officer of Buyers have reflected the escrowed amount of such proceeds, which is true and correct.

          (c) Prior to June 30, 1999, the Buyers or their Affiliates have entered into a senior credit facility in the aggregate principal amount of $375 million to make available funds adequate to consummate the transactions contemplated by the Merger Agreement and there is no default or event of default under such senior credit facility.

          (d) Prior to May 31, 1999, the Buyers or their Affiliates consummated (subject only to payment terms) transactions with each of August Robin, Cassandra Piper and Wendell Piper to purchase or redeem such individual's equity interests in certain Affiliates of the Buyers.

     4. Authorization of Second Amendment. The Buyers and Sellers each represent and warrant that their respective execution, delivery and performance of this Second Amendment has been duly authorized, this Second Amendment is a legal, valid and binding obligation of each such entity enforceable in accordance with its terms, and this Second Amendment does not conflict with any agreement or obligation of the respective parties.

     5. Limited Release. The Buyers and each of their respective Affiliates hereby release the Sellers from any and all claims that the Buyers or such Affiliates may have as a result of any breach of the covenants set forth in Sections 4.07, 4.11 and 4.13 of the Merger Agreement arising from

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actions taken by the Sellers or their Affiliates prior to the date of this
Second Amendment in connection with obtaining the approvals necessary from the Illinois Gaming Board and the Indiana Gaming Commission.

     6. No Waiver. The Buyers acknowledge and agree that they shall be obligated to timely perform their obligations contained in the Merger Agreement after the date hereof irrespective of the fact that Sellers have waived Buyers' timely performance of certain obligations of the Buyers contained the Merger Agreement prior to the date hereof. No other action or failure to act by the Sellers shall constitute a waiver of the Buyers obligations under the Merger Agreement. No waiver or modification relating to the Merger Agreement shall be legally effective unless it is in writing and executed on behalf of the Buyers and the Sellers.

     7. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     8. Governing Law. This Second Amendment shall be a contract made under and governed by the laws of the State of Delaware, without regard to conflict of law principles.

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     IN WITNESS WHEREOF, the parties have executed this Second Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

                                             HORSESHOE GAMING, L.L.C.

                                             By: /s/ Jack B. Binion
                                                 -------------------------------
                                             Title:
                                                   -----------------------------


                                             HORSESHOE GAMING (MIDWEST), INC.

                                             By: /s/ Jack B. Binion
                                                 -------------------------------
                                             Title:
                                                   -----------------------------


                                             EMPRESS ACQUISITION ILLINOIS, INC.

                                             By: /s/ Jack B. Binion
                                                 -------------------------------
                                             Title:
                                                   -----------------------------


                                             EMPRESS ACQUISITION INDIANA, INC.

                                             By: /s/ Jack B. Binion
                                                 -------------------------------
                                             Title:
                                                   -----------------------------

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                                             EMPRESS ENTERTAINMENT, INC.

                                             By: /s/ Peter Ferro
                                                 -------------------------------
                                             Title: CEO
                                                   -----------------------------


                                             EMPRESS CASINO JOLIET CORPORATION

                                             By: /s/ Peter Ferro
                                                 -------------------------------
                                             Title: CEO
                                                   -----------------------------


                                             EMPRESS CASINO HAMMOND CORPORATION

                                             By: /s/ Peter Ferro
                                                 -------------------------------
                                             Title: CEO
                                                   -----------------------------

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                                    AMENDED
                            DISCLOSURE SCHEDULES TO
                         AGREEMENT AND PLAN OF MERGER
                           Dated as of July 23, 1999


Schedule 1.07-A - Indemnification Escrows
-----------------------------------------

General Escrow: Seven Million Dollars ($7,000,000)

First Supplemental Escrow: One Million Five Hundred Thousand Dollars
($1,500,000)

Second Supplemental Escrow: One Million Five Hundred Thousand Dollars
($1,500,000)

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                                    AMENDED
                            DISCLOSURE SCHEDULES TO
                    AGREEMENT AND PLAN OF MERGER, as amended
                           Dated as of July 23, 1999

Schedule 2.28-A Hammond Commitments
-----------------------------------

     First Amendment to Hammond Riverboat Gaming Project Development Agreement, dated as of June ___, 1999 by and between the City of Hammond, Indiana and Empress Casino Hammond Corporation.

     Second Amendment to Hammond Riverboat Gaming Project Development Agreement, dated as of June ___, 1999 by and between the City of Hammond, Indiana and Empress Casino Hammond Corporation.

     First Amendment to Intergovernmental Lease Agreement and Grant of Easement, dated as of __________, 1999 by and between the City of Hammond, Department of Redevelopment and the Hammond Port Authority.

     Bond Anticipation Note Purchase Agreement, dated as of June 22, 1999 by and between Empress Casino Hammond Corporation and the Hammond Redevelopment Commission, governing body of the City of Hammond, Department of Redevelopment and the Redevelopment District of the City of Hammond, for and on behalf of the Redevelopment District.

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